Exhibit 99.1

Jazz Pharmaceuticals Announces First Quarter 2012 Financial Results

— First Quarter of Combined Financial Results Following Completion of Merger with Azur Pharma —

— Combined Company Reports Total Revenues of $108 Million —

— Adjusted EPS of $0.91; GAAP EPS of $0.48 —

— Company Provides Updated 2012 Financial Guidance —

DUBLIN, May 8, 2012 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the first quarter of 2012. These results reflect the first quarter of combined financial results following completion of the merger with Azur Pharma plc on January 18, 2012 and include the activities of the historic Azur Pharma business since the date of the merger.

“Our first quarter results reflect a significant increase in net sales driven by the continued growth of Xyrem®, as well as our recent combination with Azur Pharma and the resulting expanded product portfolio that addresses significant patient needs,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We intend to continue to drive revenue and adjusted earnings growth by seeking to maximize the opportunities for our products, including the new products that we would acquire through the planned acquisition of EUSA Pharma Inc. announced late last month.”

GAAP net income for the first quarter of 2012 was $27.7 million, or $0.48 per diluted share, compared to $21.8 million, or $0.48 per diluted share, for the first quarter of 2011. Adjusted net income for the first quarter of 2012 was $53.0 million, or $0.91 per diluted share, compared to $26.8 million, or $0.59 per diluted share, for the first quarter of 2011. GAAP net income per diluted share for the first quarter of 2012 reflects the company’s new structure following the merger with Azur Pharma, including an increased number of fully diluted shares. Results for 2011 reflect only the financial results reported by Jazz Pharmaceuticals, Inc. A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Revenues and Product Sales

Total revenues for the quarter ended March 31, 2012 were $108.4 million, including net sales, royalties and contract revenues.

Total net sales for the first quarter of 2012 increased to $107.3 million, driven by the significant growth in Xyrem (sodium oxybate) oral solution net sales as well as the addition of net sales from the expanded product portfolio resulting from the merger with Azur Pharma, including FazaClo® (clozapine USP) HD, FazaClo® LD, Prialt® (ziconotide intrathecal infusion) and the company’s women’s health and other products. First quarter 2012 net product sales for the expanded product portfolio reflect net sales only since the completion of the merger with Azur Pharma on January 18, 2012. Net sales for the first quarter of 2012 included:

•

Xyrem: Net sales of Xyrem increased significantly to $73.4 million for the first quarter of 2012, compared to net sales of $42.8 million in the first quarter of 2011. During the first quarter of 2012, approximately 9,500 patients were on active therapy with Xyrem.

•

Psychiatry Products: Net sales of the company’s psychiatry products, including once-daily Luvox CR® (fluvoxamine maleate), FazaClo HD and FazaClo LD were $17.7 million for the first quarter of 2012. For the prior year period, net sales of psychiatry products included only sales of Luvox CR by Jazz Pharmaceuticals, Inc.

•

Prialt: First quarter 2012 net sales of Prialt were $9.5 million, including net sales of approximately $4.6 million related to a supply agreement to provide Prialt to Eisai Co. for distribution and sale in Europe.

•	Women’s Health and Other: Net sales of women’s health and other products for the first quarter of 2012 were $6.7 million.

Operating Expenses

Operating expenses of $75.2 million for the first quarter of 2012 increased compared to the prior year period primarily due to the following:

•	Cost of product sales increased due to higher sales and included $2.4 million due to purchase accounting inventory step-up.

•

Selling, general and administrative expenses increased primarily due to higher professional service fees and expenses of $9.9 million (including $6.1 million in transaction and integration expenses), an increase in salary and benefit expenses of $7.2 million, and other expenses related to the increase in the size of the organization resulting from the Azur Pharma merger and the company’s increased commercial presence.

•	The company’s total headcount increased to approximately 430, with the addition of approximately 170 employees as a result of the Azur Pharma merger.

•	Intangible asset amortization for the first quarter of 2012 included $11.7 million of amortization related to the expanded product portfolio resulting from the Azur Pharma merger.

In the first quarter of 2012, the company also recorded a provision for income taxes of $5.5 million.

2012 Financial Guidance

Jazz Pharmaceuticals is also providing the following updated financial guidance for 2012, which does not reflect the planned acquisition of EUSA Pharma:

Total Revenues	$500 – $510 million
Total Net Product Sales	$495 – $505 million
• Xyrem Net Sales	$350 – $360 million
Total Gross Margin %	90-92 percent
Combined SG&A and R&D expenses*	$205 – $215 million
Tax Provision	$27 – $30 million
GAAP Net Income	$165 – $177 million
GAAP Net Income Per Diluted Share	$2.75 – $2.95
Adjusted Net Income	$255 – $264 million
Adjusted Net Income Per Diluted Share**	$4.25 – $4.40

*	Includes stock-based compensation and transaction-related expenses, primarily related to the Azur Pharma merger.
**	A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss 2012 first quarter results and 2012 guidance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 800-573-4842 in the U.S., or 617-224-4327 outside the U.S., and entering passcode 95197533.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, severe chronic pain, psychiatry and women’s health. The company’s marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Prialt® (ziconotide intrathecal infusion), FazaClo® (clozapine USP) HD, FazaClo® LD, Luvox CR® (fluvoxamine maleate) and Elestrin® (estradiol gel 0.06%).

Non-GAAP Financial Measures

To supplement Jazz Pharmaceuticals’ financial results presented on a GAAP basis, the company uses the non-GAAP measures adjusted net income and adjusted net income per diluted share as shown in the tables below. The company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on these non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period. Adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies. The non-GAAP historical financial measures exclude amortization of intangible assets, share-based compensation, purchase accounting inventory step-up adjustments, transaction and integration costs and other non-cash items. The non-GAAP 2012 financial guidance excludes amortization of intangible assets, share-based compensation, transaction and integration costs, purchase accounting inventory step-up adjustments and the tax effect of these adjustments to GAAP net income.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results and growth potential, including 2012 financial guidance, statements related to increased revenue and adjusted earnings growth, the anticipated consummation of the acquisition of EUSA Pharma and the benefits thereof, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Jazz Pharmaceuticals’ ability to complete the proposed acquisition of EUSA Pharma on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions and the availability and terms of the financing for the acquisition; risks associated with business combination transactions, such as the risk that acquired businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; assumptions in the tax provisions for Jazz Pharmaceuticals plc; disruption from the Azur Pharma merger and proposed acquisition of EUSA Pharma and related integration efforts, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the allocation of the acquisition price in the Azur Pharma merger to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if Jazz Pharmaceuticals plc does not achieve the perceived benefits of the Azur Pharma merger transaction and/or the proposed acquisition of EUSA Pharma as rapidly or to the extent anticipated by financial analysts or investors, the market price of the company’s ordinary shares could decline, as well as other risks related to Jazz Pharmaceuticals’ business, including Jazz Pharmaceuticals’ dependence on sales of Xyrem and its ability to increase sales of Xyrem and other products; competition, including potential generic competition; dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory obligations and oversight; cash flow; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on behalf of, and as successor to, Jazz Pharmaceuticals, Inc. on February 28, 2012. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact

Ami Knoefler

Executive Director, Investor Relations &

Corporate Communications

Jazz Pharmaceuticals plc

Ireland + 353 1 638 1032

U.S. + 1 650-496-2947

ami.knoefler@jazzpharma.com

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Product sales, net	$107,336	$49,903
Royalties and contract revenues	1,078	978

Total revenues	108,414	50,881
Operating expenses:
Cost of product sales	10,758	2,809
Selling, general and administrative	46,999	19,911
Research and development	3,959	3,695
Intangible asset amortization	13,513	1,862

Total operating expenses	75,229	28,277

Income from operations	33,185	22,604
Interest income and other, net	71	—
Interest expense	(58)	(777)

Income before provision for income tax expense	33,198	21,827
Provision for income tax expense	5,517	—

Net income	$27,681	$21,827

Net income per share:
Basic	$0.51	$0.54

Diluted	$0.48	$0.48

Weighted-average ordinary shares used in computing net income per share:
Basic	53,923	40,362

Diluted	58,084	45,697

JAZZ PHARMACEUTICALS PLC

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012		2011
Xyrem	$73,437		$42,778
Psychiatry:
Luvox CR	9,558		7,125
FazaClo LD	5,579	(a)	—	(b)
FazaClo HD	2,561	(a)	—	(b)
Prialt	9,522	(a)	—	(b)
Women’s Health and other	6,679	(a)	—	(b)

Total	$107,336		$49,903

(a)	Represents net sales of products from the historic Azur Pharma business for the period from January 18, 2012 (merger closing date) through March 31, 2012.
(b)	Net product sales for Azur Pharma during the period from January 1, 2011 through March 31, 2011 were: $6.7 million for FazaClo LD, $1.3 million for FazaClo HD, $4.9 million for Prialt, and $8.6 million for Women’s Health and other.

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$170,654	$82,076
Marketable securities	73,564	75,822
Accounts receivable, net of allowances	56,143	34,374
Inventories	16,992	3,909
Prepaid expenses	5,714	1,690
Other current assets	4,073	1,260

Total current assets	327,140	199,131
Property and equipment, net	2,026	1,557
Intangible assets, net	326,072	14,585
Goodwill	239,737	38,213
Other long-term assets	385	87

Total assets	$895,360	$253,573

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,689	$5,129
Accrued liabilities	74,566	34,783
Purchased product rights liability	15,191	4,500
Liability under government settlement	—	7,320
Deferred revenue	1,138	1,138

Total current liabilities	104,584	52,870
Deferred revenue, non-current	7,630	7,915
Other non-current liabilities	1,314	—
Total shareholders’ equity	781,832	192,788

Total liabilities and shareholders’ equity	$895,360	$253,573

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP net income	$27,681	$21,827
Intangible asset amortization	13,513	1,862
Share-based compensation expense	3,281	3,148
Purchase accounting inventory step-up	2,369	—
Transaction and integration costs	6,095	—
Other non-cash expense/(income)	42	(79)

Adjusted net income	$52,981	$26,758

GAAP net income per diluted share	$0.48	$0.48

Adjusted net income per diluted share	$0.91	$0.59

Shares used in computing GAAP and adjusted net income per diluted share amounts	58,084	45,697

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP 2012 FINANCIAL GUIDANCE (a)

(In millions, except per share amounts)

GAAP net income	$ 165-177
Intangible asset amortization	48
Share-based compensation expense	24 - 26
Transaction and integration costs	7
Purchase accounting inventory step-up	9
Tax effect of adjustments	(1) - 0

Adjusted net income	$ 255-264

GAAP net income per diluted share	$2.75 - $2.95

Adjusted net income per diluted share	$4.25 - $4.40

Shares used in computing GAAP and adjusted net income per diluted share amounts	60

(a)	2012 financial guidance does not reflect the planned acquisition of EUSA Pharma.